                                 PIPER & MARBURY
                                      L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET             WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018           NEW YORK
                                  410-539-2530                  PHILADELPHIA
                                FAX: 410-539-0489                  EASTON




                                  June 30, 1997





DEAN WITTER HIGH YIELD SECURITIES INC.
Two World Trade Center
New York, New York 10048

                       Registration Statement on Form N-14
                       -----------------------------------
Gentlemen:

      We have acted as special Maryland counsel to Dean Witter High Yield Securities Inc., a Maryland corporation ("High Yield"), in connection with High Yield's Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), related to the transfer of substantially all of the assets of Dean Witter High Income Securities, a Massachusetts business trust ("High Income"), to High Yield in exchange for the issuance of Class B shares, par value $.01 per share (the "Class B Shares"), of High Yield and the assumption of High Income's liabilities by High Yield pursuant to the terms of an Agreement and Plan of Reorganization (the "Agreement") dated as of June 30, 1997, by and between High Yield and High Income.

      In this capacity, we have examined the Registration Statement, the Agreement, the Charter and By-Laws of High Yield, a short-form good standing certificate (the "Certificate") from the State Department of Assessments and Taxation of Maryland dated June 30, 1997, and such other statutes, certificates, instruments, and documents relating to High Yield and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate

                                                         PIPER & MARBURY
                                                             L.L.P.

DEAN WITTER HIGH YIELD SECURITIES INC.
June 30, 1997
Page 2


and complete. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

      We assume that prior to the issuance of any of the Class B Shares, there will exist, under the Charter of High Yield, the requisite number of authorized but unissued Class B Shares and that all actions necessary to the creation of any Class B Shares, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken. We further assume that appropriate certificates representing Class B Shares will be executed and delivered upon issuance of any of the Class B Shares and will comply with all applicable requirements of Maryland law and the Agreement. We assume that the issuance, amount and terms of the Class B Shares will be authorized and determined by proper action of the Board of Directors of High Yield ("Board Action") in accordance with High Yield's Charter and By-Laws and with applicable Maryland law and the Agreement. Finally, we assume that the Agreement will be a valid and legally binding contract that conforms to the description thereof set forth in the Registration Statement.

      Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, as of the date hereof:

           1. High Yield is a corporation validly existing and in good standing under the laws of the State of Maryland.

           2. Upon due authorization by Board Action of the issuance of the Class B Shares and upon issuance and delivery of certificates for the Class B Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), and the Agreement, the Class B Shares will have been duly and validly authorized and will be validly issued, fully paid, and non-assessable.

      The opinion expressed herein is solely for (i) the use of High Yield in connection with the Registration Statement, and (ii) the use of Gordon Altman Butowsky Weitzen Shalov & Wein in giving their legality opinion to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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                                                         PIPER & MARBURY
                                                             L.L.P.

DEAN WITTER HIGH YIELD SECURITIES INC.
June 30, 1997
Page 3





      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement and Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                Very truly yours,


                                /s/ Piper & Marbury